UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2014
Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Polaris Parkway Columbus, OH and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland	43240 and 8606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-1-944-2211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

		Page
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	3

Item 9.01	Financial Statements and Exhibits	3

Signatures		4

Exhibit 4.1	Note Purchase Agreement dated as of June 27, 2014 by and among Mettler-Toledo International Inc,. Babson Capital Management LLC, Cigna Investments, Inc. and Teachers Insurance and Annuity Association of America.	6

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

On June 27, 2014, Mettler-Toledo International Inc. (the “Company”) entered into a Note Purchase Agreement with the accredited institutional investors named therein (the “Agreement”). Pursuant to the Agreement, the Company will issue and sell, in a private placement, $125 million aggregate principal amount of its 3.84% Series 2014-A Senior Notes due September 19, 2024 (the “2024 Senior Notes”) on September 19, 2014 and $125 million aggregate principal amount of its 4.24% Series 2014-A Senior Notes due June 25, 2025 (the “2025 Senior Notes”, and together with the 2024 Senior Notes, the “Senior Notes”) on June 25, 2015.

The 2024 Senior Notes bear interest at a fixed rate of 3.84% and mature on September 19, 2024. Interest is payable semi-annually on March 19 and September 19 of each year, beginning on March 19, 2015. The 2025 Senior Notes bear interest at a fixed rate of 4.24% and mature on June 25, 2025. Interest is payable semi-annually on June 25 and December 25 of each year, beginning on December 25, 2015.

The Company may at any time prepay the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus a “make-whole” prepayment premium. In the event of a change in control (as defined in the Agreement) of the Company, the Company may be required to offer to prepay the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The Agreement contains customary affirmative and negative covenants for agreements of this type including, among others, limitations on the Company and its subsidiaries with respect to incurrence of liens and priority indebtedness, disposition of assets, mergers, and transactions with affiliates. The Agreement also requires the Company to maintain a consolidated interest coverage ratio of more than 3.5 to 1.0 and a consolidated leverage ratio of less than 3.5 to 1.0. The Agreement contains customary events of default with customary grace periods, as applicable.

The Senior Notes are senior unsecured obligations of the Company. The Company may use the proceeds from the sale of the Senior Notes to refinance existing indebtedness and for other general corporate purposes.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1. Note Purchase Agreement dated as of June 27, 2014 by and among Mettler-Toledo International Inc., Babson Capital Management LLC, Cigna Investments, Inc. and Teachers Insurance and Annuity Association of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date:	July 2, 2014	By:	/s/ James T. Bellerjeau
James T. Bellerjeau
General Counsel

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1
Note Purchase Agreement dated as of June 27, 2014 by and among Mettler-Toledo International Inc., Babson Capital Managmenet LLC, Cigna Investments, Inc. and Teachers Insurance and Annuity Association of America